As filed with the Securities and Exchange Commission on February 10, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	06-1236189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Three Enterprise Drive Shelton, Connecticut 06484 (203) 929-8810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Santanu Das

President and Chief Executive Officer

TranSwitch Corporation

Three Enterprise Drive

Shelton, Connecticut 06484

(203) 929-8810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Timothy C. Maguire, Esq.

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, Massachusetts 02111

(617) 856-8200

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	2,378,185	$1.89	$4,494,770	$480

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based upon the average of the high and low prices per share as reported on the Nasdaq National Market on February 9, 2006.

(2)	The Registrant previously filed a Registration Statement on Form S-4 (Registration No. 333-125939) as filed with the Securities and Exchange Commission on June 17, 2005, as amended on July 13, 2005, registering 14,711,627 shares of Common Stock and paid a registration fee of $3,393.85. The Registrant withdrew such registration statement on September 7, 2005 prior to effectiveness. Accordingly, pursuant to Rule 457(p) the registration fee paid in connection with the withdrawn registration statement (333-125939) is hereby attributed to the registration fee ($480) payable hereunder.

TRANSWITCH CORPORATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL TRANSWITCH SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

SUBJECT TO COMPLETION DATED FEBRUARY 10, 2006

TRANSWITCH CORPORATION

2,378,185 Shares

Common Stock

This prospectus relates to the public offering, which is not being underwritten, of 2,378,185 shares of our common stock.

Our common stock is traded on the Nasdaq National Market under the symbol “TXCC.” The last reported sales price of the common stock on the Nasdaq National Market on February 9, 2006 was $1.90 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

SEE “RISK FACTORS” BEGINNING ON PAGE 4.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                         .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY,” “TRANSWITCH,” “WE,” “US” AND “OUR” REFER TO TRANSWITCH CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

We own or have rights to trademarks or tradenames that we use in conjunction with the sale of our products. TranSwitch is a registered trademark owned by us.

OUR COMPANY

TranSwitch was incorporated in Delaware on May 26, 1988. Our executive office is located at 3 Enterprise Drive, Shelton, Connecticut, and our telephone number is (203) 929-8810.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Summary” and “Risk Factors” contains forward-looking information. This forward-looking information is subject to risks and uncertainties including the factors listed under “Risk Factors,” as well as elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

You should carefully consider the following risks related to this offering before making an investment decision. Our business, operating results and financial condition could be adversely affected by any of the following risks and the risks set forth in our filings with the Securities and Exchange Commission (“SEC”). The risks described below are not the only ones that we face. Additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations. You should also refer to our filings with the SEC which are incorporated by reference in this offering memorandum and set forth in the “Where You Can Find More Information” section of this offering memorandum.

Our business could be harmed if we fail to integrate future acquisitions adequately.

During the past three years, we have acquired two privately-held companies based in the United States. The integration of the operations of one of the acquisitions, ASIC Design Services, Inc. (ASIC), acquired in August 2003, has been completed. The integration of Mysticom Ltd. (“Mysticom”), acquired in January 2006, is in progress.

Our management must devote time and resources to the integration of the operations of any future acquisitions. The process of integrating research and development initiatives, computer and accounting systems and other aspects of the operations of any future acquisitions presents a significant challenge to our management. This is compounded by the challenge of simultaneously managing a larger and more geographically dispersed entity.

Future acquisitions could present a number of additional difficulties of integration, including:

•	difficulties in integrating personnel with disparate business backgrounds and cultures;

•	difficulties in defining and executing a comprehensive product strategy; and

•	difficulties in minimizing the loss of key employees of the acquired company.

If we delay integrating or fail to integrate operations or experience other unforeseen difficulties, the integration process may require a disproportionate amount of our management’s attention and financial and other resources. Our failure to address these difficulties adequately could harm our business or financial results, and we could fail to realize the anticipated benefits of the transaction.

We may engage in acquisitions that may harm our operating results, dilute our stockholders and cause us to incur debt or assume contingent liabilities.

We may pursue acquisitions that could provide new technologies, skills, products or service offerings. Future acquisitions by us may involve the following:

•	use of significant amounts of cash;

•	potentially dilutive issuances of equity securities; and

•	incurrence of debt or amortization expenses related to intangible assets with definitive lives.

If the requirements for the earnout provisions agreed to in connection with the acquisition of Mysticom are met, we may have to issue a number of shares of our common stock which may be dilutive to our stockholders.

In addition, acquisitions involve numerous other risks, including:

•	diversion of management’s attention from other business concerns;

•	risks of entering markets in which we have no or limited prior experience; and

•	unanticipated expenses and operational disruptions while acquiring and integrating new acquisitions.

From time to time, we have engaged in discussions with third parties concerning potential acquisitions of product lines, technologies and businesses. However, other than the current integration of Mysticom, we have no commitments or agreements with respect to any such acquisition. If such an acquisition does occur, we cannot be certain that our business, operating results and financial condition will not be materially adversely affected or that we will realize the anticipated benefits of the acquisition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The principal purpose of this offering is to register shares issued as a result of our acquisition of Mysticom and effect an orderly disposition of the shares of the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the number of shares beneficially owned by each of the selling stockholders as of January 30, 2006 and the number of shares that may be offered by the selling stockholders pursuant to this prospectus. We have assumed, when calculating the numbers in the table, that all of the shares owned by each selling stockholder and offered pursuant to this prospectus will be sold.

As of January 30, 2006, there were 108,539,335 shares of common stock outstanding. An asterisk means that the number is less than 1%.

Selling Shareholders	Shares Owned Before the Offering		Shares Offered Pursuant to this Prospectus		Shares Owned After the Offering
	Number	Percent	Number	Percent	Number	Percent
Pitango Fund II (Tax-Exempt Investors) LLC (formerly: Polaris Fund II (Tax Exempt Investors) LLC)	42,550	*	42,550	*	0	*
Pitango Fund II LLC (formerly: Polaris Fund II LLC)	28,083	*	28,083	*	0	*
Pitango Fund II - L.P. (formerly: Polaris Fund II LP)	10,637	*	10,637	*	0	*
DS Polaris Trust Company (Foreign Residents) (1997) Ltd.	24,998	*	24,998	*	0	*
Pitango Fund II Opportunity Annex Fund, L.P	186,950	*	186,950	*	0	*
Pitango Fund II Opportunity Annex Fund (ICA), L.P	6,266	*	6,266	*	0	*
Shrem Fudim Kelner Ltd.	13,525	*	13,525	*	0	*
Newbury Ventures LP	37,580	*	37,580	*	0	*
Newbury Ventures Cayman, LP	10,040	*	10,040	*	0	*
Newbury Ventures Associates LP	14,744	*	14,744	*	0	*
J.P. Morgan Partners (BHCA), L.P.	135,252	*	135,252	*	0	*
Eucalyptus Ventures, LP (a Delaware limited partnership)	97,090	*	97,090	*	0	*
Eucalyptus Ventures, LP (an Israeli limited partnership)	4,882	*	4,882	*	0	*
Eucalyptus Ventures (Cayman), LP	2,925	*	2,925	*	0	*
Eucalyptus Ventures Affiliated Fund, LP	959	*	959	*	0	*
Lehman Brothers Holdings PLC	184,908	*	184,908	*	0	*
Lehman Brothers Partnership Offshore Account 2000/2001, LP	21,601	*	21,601	*	0	*
Lehman Brothers European Venture Capital, LP	96,608	*	96,608	*	0	*
Lehman Brothers Partnership Account 2000/2001, LP	83,315	*	83,315	*	0	*
ABN Amro Ventures BV	512,026	*	512,026	*	0	*
Giza GE Venture Fund III, LLC	331,331	*	331,331	*	0	*
Giza Alpinvest Venture Fund III, LLC	69,996	*	69,996	*	0	*
Giza Venture Fund III Limited Partnership	57,040	*	57,040	*	0	*
Giza Gmulot Venture Fund III Limited Partnership	11,685	*	11,685	*	0	*
Giza Executive Venture Fund III, LLC	18,786	*	18,786	*	0	*
Koor Corporate Venture Capital	289,826	*	289,826	*	0	*
Omniron Ltd.	12,752	*	12,752	*	0	*
Jonathan Ya’ari	2,705	*	2,705	*	0	*
Kanfei Zahav – Investment Company Ltd.	9,660	*	9,660	*	0	*
Neil Vasant	59,465	*	59,465	*	0	*
Totals	2,378,185	*	2,378,185	*	0	*

The selling stockholders acquired their shares in connection with our transaction with Mysticom, Ltd., an Israeli company, through an Agreement and Plan of Merger dated as of December 6, 2005. The transaction was accounted for using the purchase method of accounting. In connection with the transaction, we entered into a Registration Rights Agreement dated January 30, 2006 with the Mysticom stockholders pursuant to which we agreed to register the shares issued to them in connection with the transaction.

Certain of the shares of common stock in the above table, a total of 237,823 shares, have been deposited in an escrow account pursuant to an Escrow Agreement dated as of January 30, 2006. The escrowed shares will be used to indemnify TranSwitch against losses, if any, resulting from breaches of the representations and warranties made by the selling stockholders in the stock purchase agreement. The escrowed shares that are not needed to cover outstanding claims made by TranSwitch pursuant to the escrow will be released on January 30, 2007.

Prior to the acquisition of Mysticom, we did not have an investment in or relationship with Mysticom.

PLAN OF DISTRIBUTION

The shares offered in this prospectus may be offered and sold from time to time for the accounts of the selling stockholders, including donees, transferees, pledgees, distributees or other successors in interest that receive such shares as a gift or through another non-sale related transfer from the selling stockholders.

The selling stockholders will act independently of TranSwitch in making decisions with respect to the timing, manner and size of any sale. The selling stockholders may sell the shares:

•	at then-prevailing prices and terms;

•	at prices related to the then-current market price; or

•	at negotiated prices.

The sales may be made in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the shares are listed. The selling stockholders may sell the shares in one or more of the following types of transactions:

•	one or more block trades in which the broker or dealer will attempt to sell as agent or principal all or a portion of the shares held by the selling stockholder;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in negotiated transactions; or

•	through other means.

Certain of the selling stockholders may enter into hedging transactions when selling the shares. For example, certain of the selling stockholders may:

•	sell shares short and redeliver such shares to close out their short positions;

•	enter into transactions involving short sales by the brokers or dealers;

•	enter into option or other types of transactions that require the selling stockholders to deliver shares to a broker or dealer, who then resells or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may affect sales through brokers, dealers or agents, who in turn may arrange for other brokers or dealers to participate. The brokers, dealers or agents may receive discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the shares in amounts to be determined prior to the sale. Under the federal securities laws, these brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” and any discounts, concessions or commissions received by them may be deemed to be “underwriting compensation” under the Securities Act of 1933, as amended (the Securities Act). Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling the shares, the selling stockholders may:

•	sell their shares under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144;

•	transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets; or

•	agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders are not subject to any underwriting agreement. The selling stockholders, or any parties who receive the shares from the selling stockholders by way of a gift, donation, distribution or other transfer, may sell the shares covered by this prospectus.

TranSwitch will pay all expenses incident to the offering and sale of the shares to the public other than any discounts, concessions, commissions or fees of underwriters, brokers, dealers or agents.

Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.

We intend to maintain the effectiveness of this prospectus until February 1, 2007 or such period as is required to satisfy our obligations under the Registration Rights Agreement among the selling stockholders and us. We may suspend the selling stockholders’ rights to resell shares under this prospectus.

We shall inform the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, we will make copies of this prospectus available to each of the selling stockholders and shall inform them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will not receive any proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the resale of the shares.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for TranSwitch by Brown Rudnick Berlack Israels LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and schedule of TranSwitch Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, our independent registered public accounting firm for those periods, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 financial statements refers to a change in accounting method for computing depreciation during 2003 as discussed in Note 1 to the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room located at: Headquarters Office, 100F Street N.E., Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. This website address is included in this document as an inactive textual reference only.

You may also obtain information about us, including copies of our SEC reports, through our website at http://www.transwitch.com. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference, although not included in or delivered with this prospectus, is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information and be deemed to be incorporated by reference into the prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (File No. 0-25996):

•	Annual report on Form 10-K for the year ended December 31, 2004, as filed on March 15, 2005;

•	Quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 as filed on November 7, 2005;

•	Quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, as filed on August 3, 2005;

•	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2005, as filed on May 9, 2005;

•	Current report on Form 8-K, as filed on February 1, 2006;

•	Current report on Form 8-K, as filed on January 31, 2006;

•	Current report on Form 8-K, as filed on January 25, 2006;

•	Current report on Form 8-K, as filed on December 27, 2005;

•	Current report on Form 8-K, as filed on December 19, 2005;

•	Current report on Form 8-K, as filed on December 6, 2005;

•	Current report on Form 8-K, as filed on October 31, 2005;

•	Current report on Form 8-K, as filed on September 12, 2005;

•	Current report on Form 8-K, as filed on September 7, 2005;

•	Current report on Form 8-K, as filed on May 23, 2005;

•	Current report on Form 8-K, as filed on April 20, 2005;

•	Current report on Form 8-K, as filed on April 6, 2005;

•	Current report on Form 8-K, as filed on March 28, 2005;

•	Current report on Form 8-K, as filed on January 18, 2005;

•	The “Description of Capital Stock” contained in TranSwitch’s registration statement No. 000-25996 on Form 8-A, dated April 28, 1995; and

•	The “Description of Registrant’s Securities to be Registered” contained in TranSwitch’s registration statement No. 000-25996 on Form 8-A12G dated October 2, 2001.

You may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

TranSwitch Corporation

3 Enterprise Drive

Shelton, Connecticut 06484

(203) 929-8810 x2489

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

* * *

This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the expenses we expect to incur and pay in connection with the issuance and distribution of the securities being registered:

Registration Fee — Securities and Exchange Commission	$480
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	3,000
Transfer Agent Fees and Expenses	2,000
TOTAL	$10,480

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys’ fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

•	he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch; and

•	in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our certificate of incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL.

We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

Our amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

ITEM 16. EXHIBITS.

The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and among TranSwitch Corporation, Mysticom, Ltd., and Malgam, Ltd. dated as of December 6, 2005 (filed herewith).

2.2	Escrow Agreement by and among TranSwitch Corporation and the Mysticom Stockholders dated as of January 30, 2006 (filed herewith).

2.3	Registration Rights Agreement by and among TranSwitch Corporation and the Mysticom Stockholders dated as of January 30, 2006 (filed herewith).

5.1	Legal Opinion of Brown Rudnick Berlack Israels, LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

24.1	Power of Attorney (Contained on Signature Page).

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shelton, State of Connecticut on February 10, 2006.

TRANSWITCH CORPORATION

By:	/S/ DR. SANTANU DAS
Dr. Santanu Das Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Santanu Das and Mr. Peter J. Tallian, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date
/S/ DR. SANTANU DAS Dr. Santanu Das	President and Chief Executive Officer (principal executive officer)	February 10, 2006

/S/ MR. PETER J. TALLIAN Mr. Peter J. Tallian	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	February 10, 2006

/S/ MR. ALFRED F. BOSCHULTE Mr. Alfred F. Boschulte	Chairman of the Board	February 10, 2006

/S/ MR. GERALD F. MONTRY Mr. Gerald F. Montry	Director	February 10, 2006

/S/ MR. JAMES M. PAGOS Mr. James M. Pagos	Director	February 10, 2006

/S/ DR. ALBERT E. PALADINO Dr. Albert E. Paladino	Director	February 10, 2006

/S/ MR. ERIK H. VAN DER KAAY Mr. Erik H. van der Kaay	Director	February 10, 2006

/S/ DR. HAGEN HULTZSCH Dr. Hagen Hultzsch	Director	February 10, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and among TranSwitch Corporation, Mysticom, Ltd., and Malgam, Ltd. dated as of December 6, 2005 (filed herewith)

2.2	Escrow Agreement by and among TranSwitch Corporation and Mysticom Stockholders dated as of January 30, 2006 (filed herewith)

2.3	Registration Rights Agreement by and among TranSwitch Corporation and the Mysticom Stockholders dated as of January 30, 2006 (filed herewith)

5.1	Legal Opinion of Brown Rudnick, LLP (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

24.1	Power of Attorney (Contained on Signature Page)